UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: May 24, 2007

(Date of earliest event reported)

KODIAK OIL & GAS CORP.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-32920

_____________________________________

Yukon Territory	N/A
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1625 Broadway, Suite 330

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(303) 592-8075

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 7, 2007, Kodiak Oil & Gas Corp. (the “Company”) announced the appointment of James P. Henderson to serve as the Company’s Chief Financial Officer, effective May 24, 2007.

Before joining Kodiak, Mr. Henderson, age 41, spent 17 years with Western Gas Resources, a NYSE-listed exploration and production company, in various financial roles including Director, Financial Planning & Analysis. He most recently served as Director, Accounting Services at Anadarko Petroleum Corp. in the Denver office after its acquisition of Western Gas Resources. Mr. Henderson is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 401(d) or Item 404(a) of Regulation S-K.

As compensation for his services as Chief Financial Officer, Mr. Henderson will (1) receive a base salary of $150,000, (2) be eligible for a discretionary cash bonus determined by the Compensation and Nominating Committee of the Board of Directors, (3) be granted 30,000 restricted shares of the Company’s common stock, with 10,000 shares vesting immediately, and 10,000 shares vesting on each of the first two anniversaries of Mr. Henderson’s employment and (4) be granted stock options to purchase 255,000 shares of the Company’s common stock, with 85,000 stock options vesting on each of the first three anniversaries of Mr. Henderson’s employment. The exercise price of the stock options is set at $6.26. Mr. Henderson will be entitled to participate in all equity-based compensation plans offered by the Company and as determined by the Board of Directors.

A press release, dated May 7, 2007, announcing Mr. Henderson’s appointment as Chief Financial Officer, is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release of Kodiak Oil & Gas Corp. dated May 7, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kodiak Oil & Gas corp.
By:	/s/ Lynn A. Peterson
Lynn A. Peterson President and CEO

Date: May 24, 2007

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Kodiak Oil & Gas Corp. dated May 7, 2007.